EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

BRESLER & REINER, INC. (OTC: BRER) OBTAINS A $30 MILLION ACQUISITION LINE OF CREDIT AND CLOSES FIRST TRANSACTION UNDER THE LINE

ROCKVILLE, MD. – August 5, 2004:  Bresler & Reiner, Inc. announced today that Wachovia Bank, N.A has provided the Company with a $30,000,000 credit line to be used for real estate acquisitions.

The Company also announced today that it has made an initial draw on the line of approximately $1,800,000, to purchase two land parcels in Ocean City, Maryland.  The Company, together with a third party equity partner, intends to develop for-sale condominium units on the parcels.

Mr. Sidney M. Bresler, Chief Executive Officer, stated that the Company, in order to be competitive with institutional buyers of real estate, will use the credit line to expedite the closing of transactions involving the acquisition of real estate.

This press release may contain forward-looking statements that are based on current estimates, expectations, forecasts and projections about us, our future performance, the industry in which we operate, our beliefs and management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or “would be,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

For further information contact:	Sidney M. Bresler, CEO
Bresler & Reiner, Inc.
11140 Rockville Pike
Suite 620
Rockville, Maryland 20852
(301) 945-4300
www.breslerandreiner.com